UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2026

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Sandpointe, Suite 400
Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

(714) 327-3000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TTMI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7 - Regulation FD

Item 7.01 – Regulation FD Disclosure.

On September 10, 2026, TTM Technologies, Inc. (the “Company”) issued a press release announcing the commencement of a private offering exempt from registration under the Securities Act of 1933, as amended, of $500 million in aggregate principal amount of its senior notes due 2034 (the “Commencement Release”). A copy of the Commencement Release is furnished with this report as Exhibit 99.1 and is incorporated herein by reference.

Additionally, on September 10, 2026, the Company issued a press release (the “Pricing Release”) announcing the pricing of $500 million in aggregate principal amount of its 6.750% senior notes due 2034 (the “Notes”). The closing of the sale of the Notes is expected to occur on September 24, 2026, and is subject to customary closing conditions. A copy of the Pricing Release is furnished with this report as Exhibit 99.2 and is incorporated herein by reference.

The Notes will be the senior unsecured obligations of the Company and will be guaranteed by the Company’s subsidiaries that guarantee its senior secured credit facilities, including its term loan B due 2030 and its revolving credit facility (the “Revolving Credit Facility”), subject to certain exceptions. The Company intends to use the net proceeds of the offering of the Notes, together with expected borrowings from a $300 million incremental senior secured term loan A and a $800 million incremental senior secured term loan B, to fund the purchase price for the previously announced proposed acquisition of EDS Intermediate Holding, LLC (“Epiq Solutions”), for general corporate purposes, which may include reducing future borrowings outstanding under the Revolving Credit Facility, and to pay related fees and expenses.

The information furnished in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Report, including Exhibit 99.1 and Exhibit 99.2, contains forward-looking statements that relate to future events. The Company cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect the Company’s current expectations, and the Company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other Company statements will not be realized. The statements also involve risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from the forward-looking statements. For a description of additional factors that may cause the Company’s actual events or results to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed with this Report:

Exhibit Number	Description

99.1	Press Release dated September 10, 2026, announcing the commencement of the offering of the Notes

99.2	Press Release dated September 10, 2026, announcing the pricing of the Notes

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: September 10, 2026	/s/ Daniel J. Weber
By: Daniel J. Weber
Executive Vice President, Chief Legal Officer & Secretary